Exhibit 21





                Hannaford Bros. Co. Parents and Subsidiaries


                                                                Percentage
                                                 State          of Voting
                                                   of           Securities
     Registrant                              Incorporation         Owned

Hannaford Bros. Co.                               Maine

     Subsidiaries (1)

Analytical Services, Inc.                         Maine         100.00%(2)
Athenian Real Estate Development, Inc.          Virginia        100.00%(2)
Boney Wilson & Sons, Inc.                    North Carolina     100.00%(2)
Cottle's Shop 'n Save, Inc.                       Maine         100.00%(2)
Hannaford Properties, Inc.                        Maine         100.00%(2)
Hannaford Trucking Company                        Maine         100.00%(2)
Martin's Foods of South Burlington, Inc.         Vermont        100.00%(2)
MB-New York, Inc.                                 Maine         100.00%(2)
MB-Save, Inc.                                     Maine         100.00%(2)
MB-Super, Inc.                                    Maine         100.00%(2)
Plain Street Properties, Inc.                     Maine         100.00%(2)
Progressive Distributors, Inc.                    Maine         100.00%(2)
     Freezer Properties, Inc.                     Maine         100.00%(3)
The Sampson Supermarkets, Inc.                    Maine         100.00%(2)
     Sun Foods, Inc.                         New Hampshire      100.00%(3)
Shop 'n Save-Mass., Inc.                     Massachusetts      100.00%(2)
Shop 'n Save Realty, Inc.                         Maine         100.00%(2)
Shopping Center Properties, Inc.                  Maine         100.00%(2)
Warehouse Properties, Inc.                        Maine         100.00%(2)


     (1) Each of the subsidiaries is included in the consolidated financial statements of the Registrant.

     (2) Percentage of voting securities shown is that owned by the Registrant.

     (3) Percentage of voting securities shown is that owned by the subsidiaries' immediate parent and not that owned by the Registrant.